Exhibit 99.1
Harris Stratex Networks Reports Q1 Fiscal 2009 Financial Results
Company Reports Record Quarterly Revenues and Earnings
Research Triangle Park, NC — October 29, 2008 - Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading specialist in backhaul solutions for mobility and broadband networks, today reported financial results for the first quarter of fiscal 2009, which ended September 26, 2008.
Revenue for the first quarter of fiscal 2009 was $195.8 million, an increase of 14 percent compared to $172.3 million in the year ago period. GAAP net income was $5.6 million or $0.09 per diluted share, compared to a loss of $200,000 in the year ago quarter. The GAAP results for the first quarter of 2009 include $8.2 million in pre-tax charges associated primarily with amortization of purchase related assets, restructuring, and stock compensation expense.
Non-GAAP Financial Results
Non-GAAP net income was $11.2 million, or $0.19 per share. In the year ago period, Non-GAAP net income was $10.6 million or $0.18 per share.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
First Quarter Revenue by Business Segment
Revenue in the North America segment was $61.5 million in the first quarter of fiscal 2009, compared with $56.6 million in the year ago period. International revenue was $130.9 million, compared with $109.2 million in the year ago period. Strong sequential and year-over-year revenue growth was achieved in Africa as existing operators continued the expansion of their network infrastructures, and in Asia Pacific where our Eclipse™ Nodal solution is gaining broad acceptance in the 3G network rollouts of multiple customers. Network Operations revenue was $3.4 million compared with $6.5 million in the year ago period.

“We are pleased to report a solid start to the new fiscal year with our highest quarterly revenue since the merger and a turnaround in net income,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “Sales were driven in large part by our Eclipse™ product platform, and its ability to offer full migration for future IP based networks.”
Outlook and Guidance
“Following an all-time record for new orders in the fourth quarter of fiscal 2008, we are pleased that orders for the first quarter of fiscal 2009 remained robust at a book-to-bill ratio of greater than 90 percent, and were higher than the year-ago period. Our revenue expectations in the range of $185 million to $195 million for the second quarter of fiscal 2009 reflect both the strength of our backlog and our current view of worldwide economic conditions,” noted Braun.
Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2125 (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until November 5. To access the replay, dial 303-590-3000 (pass code: 11120862 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is a leading specialist in backhaul solutions for mobility and broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	downturn in the global economy affecting customer spend;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	our ability to remediate our material weaknesses in internal control.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 25, 2008 as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Attached
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CONTACTS:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, mary@summitirgroup.com
Media: Shaun McFall, Harris Stratex Networks, Inc. 408-944-1608, shaun.mcfall@hstx.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended
	September 26, 2008	September 28, 2007
		(Restated)
	(In millions, except per share amounts)

Revenue from product sales and services	$195.8	$172.3

Cost of product sales and services	(135.8)	(123.5)
Amortization of purchased technology	(1.8)	(1.8)

Gross margin	58.2	47.0

Research and development expenses	(10.2)	(12.4)
Selling and administrative expenses	(36.5)	(28.8)
Amortization of intangible assets	(1.4)	(1.8)
Restructuring charges	(3.3)	(4.0)

Operating income	6.8	—

Interest income	0.4	0.7
Interest expense	(0.7)	(0.7)

Income before income taxes	6.5	—
Provision for income taxes	(0.9)	(0.2)

Net income (loss)	$5.6	$(0.2)

Net income (loss) per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$0.10	$(0.00)

Diluted	$0.09	$(0.00)

Basic weighted average shares outstanding	58.5	58.4

Diluted weighted average shares outstanding	58.5	58.4

(1)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter ended September 26, 2008, the calculation of diluted earnings per share includes a potential deduction to net income of $0.2 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 26, 2008	June 27, 2008(1)
	(In millions)
Assets
Cash and cash equivalents	$94.4	$95.0
Short-term investments	2.5	3.1
Receivables	195.1	199.7
Inventories and unbilled costs	144.2	130.6
Current deferred taxes	12.0	12.6
Other current assets	19.8	19.1
Property, plant and equipment	74.6	75.6
Goodwill	282.9	284.2
Identifiable intangible assets	126.7	130.1
Non-current deferred taxes	15.6	13.7
Other assets	13.6	13.6

	$981.4	$977.3

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$—
Current portion of long-term debt	—	5.0
Accounts payable	76.6	81.1
Accrued expenses and other current liabilities	106.2	96.8
Due to Harris Corporation	13.6	19.4
Long-term debt	—	3.8
Restructuring and other long-term liabilities	6.2	7.4
Warrants outstanding	0.3	0.6
Redeemable preference shares	8.3	8.3
Non-current deferred taxes and reserve for uncertain tax positions	8.2	6.7
Shareholders’ equity	752.0	748.2

	$981.4	$977.3

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 26,	September 28,
	2008	2007
		(Restated)
	(In millions)
Operating Activities
Net income (loss)	$5.6	$(0.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.4	3.6
Depreciation and amortization of property, plant and equipment and capitalized software	5.6	5.3
Non-cash share-based compensation expense	1.0	2.0
Decrease in fair value of warrants	(0.3)	(0.5)
Deferred income tax (benefit) expense	(0.7)	0.2
Changes in operating assets and liabilities:
Receivables	5.5	(13.2)
Unbilled costs and inventories	(13.6)	(9.0)
Accounts payable and accrued expenses	4.3	8.6
Advance payments and unearned income	1.0	—
Due to Harris Corporation	(5.8)	3.0
Restructuring liabilities and other	(2.1)	2.3

Net cash provided by operating activities	3.9	2.1
Investing Activities
Purchases of short-term investments and available for sale securities	(1.2)	(4.0)
Sales and maturities of short-term investments and available for sale securities	1.8	9.3
Additions of property, plant and equipment	(4.4)	(2.1)
Additions of capitalized software	(1.0)	(4.2)

Net cash used in investing activities	(4.8)	(1.0)
Financing Activities
Increase (decrease) in short-term debt	10.0	(1.2)
Payments on long-term debt	(8.8)	(2.8)
Payments on long-term capital lease obligation to Harris Corporation	—	(2.0)
Proceeds from exercise of former Stratex stock options	—	0.9

Net cash provided by (used in) financing activities	1.2	(5.1)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(1.0)

Net decrease in cash and cash equivalents	(0.6)	(5.0)
Cash and cash equivalents, beginning of year	95.0	69.2

Cash and cash equivalents, end of quarter	$94.4	$64.2

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
      To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	September 26, 2008				September 28, 2007
	As	Non-GAAP		% of	As	Non-GAAP	Non-GAAP	% of
	Reported	Adjustments	Non-GAAP	Revenue	Restated	Adjustments	(Restated)	Revenue
	(In millions, except per share amounts)

Revenue from product sales and services	$195.8	$—	$195.8		$172.3	$—	$172.3
Cost of product sales and services (A)	(135.8)	0.4	(135.4)		(123.5)	1.0	(122.5)
Amortization of purchased technology (B)	(1.8)	1.8	—		(1.8)	1.8	—

Gross margin.	58.2	2.2	60.4	30.8%	47.0	2.8	49.8	28.9%
Research and development expenses (C)	(10.2)	0.2	(10.0)	5.1%	(12.4)	0.5	(11.9)	6.9%
Selling and administrative expenses (D)	(36.5)	1.1	(35.4)	18.1%	(28.8)	5.2	(23.6)	13.7%
Amortization of intangible assets (E)	(1.4)	1.4	—		(1.8)	1.8	—
Restructuring charges (F)	(3.3)	3.3	—		(4.0)	4.0	—

Operating income	6.8	8.2	15.0	7.7%	—	14.3	14.3	8.3%
Interest income	0.4	—	0.4		0.7	—	0.7
Interest expense	(0.7)	—	(0.7)		(0.7)	—	(0.7)

Income before income taxes	6.5	8.2	14.7	tax rate	—	14.3	14.3	tax rate
Provision for income taxes (G)	(0.9)	(2.6)	(3.5)	24%	(0.2)	(3.5)	(3.7)	26%

Net income (loss)	$5.6	$5.6	$11.2		$(0.2)	$10.8	$10.6

Net income (loss) per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$0.10		$0.19		$(0.00)		$0.18

Diluted	$0.09		$0.19		$(0.00)		$0.18

Basic weighted average shares outstanding	58.5		58.5		58.4		58.4

Diluted weighted average shares outstanding	58.5		58.5		58.4		58.4

(1)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter ended September 26, 2008, the calculation of diluted earnings per share includes a potential deduction to net income of $0.2 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

Notes to table 4:
Note A — Cost of sales and services — Includes adjustment to cost of product sales and services for the first quarter of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million) and adjustment to remove FAS 123R expense ($0.2 million).
For the first quarter of fiscal 2008, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million), adjustment to remove integration costs ($0.6 million) and adjustment to remove FAS 123R expense ($0.2 million).
Note B — Amortization of purchased technology — Adjustment for the first quarters of fiscal 2009 and 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note C — Research and development expenses — Adjustment for the first quarter of fiscal 2009 to remove FAS 123R expense of $0.2 million.
For the first quarter of fiscal 2008, adjustment to remove FAS 123R expense of $0.5 million.
Note D — Selling and administrative expenses — Includes adjustment for the first quarter of fiscal 2009 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.4 million) and FAS 123R expense ($0.7 million).
For the first quarter of fiscal 2008, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.5 million), integration costs and lease impairment costs ($3.0 million) and FAS 123R expense ($1.7 million).
Note E — Amortization of intangible assets — Adjustment for the first quarters of fiscal 2009 and 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note F — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first quarters of fiscal 2009 and 2008.
Note G — Provision for income taxes — Adjustment to reflect a pro forma 24 percent tax rate for the first quarter of fiscal 2009 and a pro forma 26 percent tax rate for the first quarter of fiscal 2008.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended			Quarter Ended
	September 26, 2008			September 28, 2007
			(In millions)
		Non-GAAP			Non-GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP

North America	$61.5	$—	$61.5	$56.6	$—	$56.6
International:
Africa	65.6	—	65.6	52.4	—	52.4
Europe, Middle East, and Russia	36.9	—	36.9	32.7	—	32.7
Latin America and AsiaPac	28.4	—	28.4	24.1	—	24.1

Total International	130.9	—	130.9	109.2	—	109.2
Network Operations	3.4	—	3.4	6.5	—	6.5

	$195.8	$—	$195.8	$172.3	$—	$172.3